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                     INDEPENDENT AUDITORS' REPORT




The Trustees and Shareholders of
SteinRoe Variable Investment Trust:

We have audited the statement of changes in net assets for the year ended December 31, 1998 and the financial highlights for each of the years in the four-year period ending December 31, 1998 of the Stein Roe Small Company Growth Fund, Variable Series; Stein Roe Growth Stock Fund, Variable Series, Stein Roe Balanced Fund, Variable Series; Stein Roe Mortgage Securities Fund, Variable Series; Stein Roe Money Market Fund, Variable Series, all constituent funds of SteinRoe Variable Investment Trust (the "Funds"). The statement of changes in net assets and the financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of changes in net assets and the financial highlights are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements of changes in net assets and the financial highlights referred to above present fairly, in all material respects, the results of their changes in net assets for the year ended December 31, 1998 and the financial highlights for each of the years in the four-year period ending December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP
Chicago, Illinois
February 12, 1999

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                      CONSENT OF INDEPENDENT AUDITORS



To the Board of Trustees and Shareholders of SteinRoe Variable Investment Trust:

We consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectuses and to the inclusion in Part C of the Registration Statement our report dated February 12, 1999 covering the statement of changes in net assets for the year ended December 31, 1998 and the financial highlights for each of the years in the four-year period ending December 31, 1998 of the Stein Roe Small Company Growth Fund, Variable Series; Stein Roe Growth Stock Fund, Variable Series; Stein Roe Balanced Fund, Variable Series; Stein Roe Mortgage Securities Fund, Variable Series; Stein Roe Money Market Fund, Variable Series, all constituent funds of SteinRoe Variable Investment Trust.


KPMG LLP
Chicago, Illinois
April 20, 2000